Exhibit 21.1
Subsidiaries of the Company
Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated.

	Percent Ownership	Jurisdiction of Incorporation or Organization
Arrendadora KCSM, S. de R.L. de C.V.	100	Mexico
Canama Transportation	100	Cayman Islands
Caymex Transportation, Inc.	100	Delaware
Ferrocarril y Terminal del Valle de México, S.A. de C.V. (1)	25	Mexico
Financiera Inspira, S.A.P.I., de C.V., SOFOM, E.N.R.	100	Mexico
Gateway Eastern Railway Company	100	Illinois
Highstar Harbor Holdings Mexico, S. de R.L. de C.V.	100	Mexico
Internacional Railway Support S.A. de C.V.	100	Mexico
Inversiones Internacionales en Ferrocarriles S. a r.l.	100	Luxembourg
Joplin Union Depot Co.(1)	33	Missouri
Kansas City Southern de México, S.A. de C.V.	100	Mexico
Kansas City Southern Holdings B.V.	100	Netherlands
Kansas City Southern Holdings C.V.	100	Netherlands
Kansas City Southern Holdings S.a.r.l.	100	Luxembourg
Kansas City Southern International Investments, S. de R.L. de C.V.	100	Mexico
Kansas City Southern International Ventures, S.A.	100	Mexico
Kansas City Terminal Railway Company (1)	17	Missouri
KCS Holdings I, Inc.	100	Delaware
KCS International Holdings, S.A.R.L.	100	Luxembourg
KCS Investment I, Ltd.	100	Delaware
KCS Spectrum, Inc.	100	Delaware
KCS Ventures I, Inc.	100	Delaware
KCSM B.V.	100	Netherlands
KCSM Holdings LLC	100	Delaware
KSU Holdings LLC	100	Delaware
KCSM Servicios, S.A. de C.V.	100	Mexico
KCSRC y Compania, S. de N.C. de C.V.	100	Mexico
Meridian Speedway, LLC	70	Delaware
Mexrail, Inc.	100	Delaware
MTC Puerta Mexico, S. de R.L. de C.V.	100	Mexico
MTC Puerta Mexico Logistics, S. de R.L. de C.V.	100	Mexico
Luxico International, S.A.R.L.	100	Luxembourg
NAFTA Rail, S. de R.L. de C.V.	100	Mexico
North American Freight Transportation Rail Company, S. de R.L. de C.V.	100	Mexico
Pabtex, Inc.	100	Delaware
Panama Canal Railway Company (1)	50	Cayman Islands
Panarail Tourism Company (1)	50	Cayman Islands
PTC-220, LLC (1)	14	Delaware
Servicios de Apoyo al Ferrocarril, S. de R.L. de C.V.	100	Mexico

Servicios Ferroviarious Europeos, S. de R.L.	100	Mexico
Servicios Puerta Mexico, S. de R.L. de C.V.	100	Mexico
Soporte Logistico Ferroviaria, S. de R.L. de C.V.	100	Mexico
Southern Capital Corporation, LLC (1)	50	Colorado
Southern Development Company	100	Missouri
Southern Industrial Services, Inc.	100	Delaware
TFCM, S. de R.L. de C.V. (1)	45	Mexico
The Kansas City Northern Railway Company	100	Delaware
The Kansas City Southern Railway Company	100	Missouri
The Texas Mexican Railway Company	100	Texas
TransFin Insurance, Ltd.	100	Missouri
Transportacion y Soluciones en Logistica Ferroviaria S. de R.L. de C.V.	100	Mexico
Trans-Serve, Inc. (d/b/a Superior Tie and Timber)	100	Delaware
Vamos a Mexico, S.A. de C.V.	100	Mexico
Veals, Inc.	100	Delaware

(1)	Unconsolidated Subsidiary